Exhibit 99.1

ATAIROS TO ACQUIRE OWNERSHIP STAKE IN TRINET FROM GENERAL ATLANTIC;

TRINET WELCOMES NEW STRATEGIC INVESTOR AND BOARD MEMBER

Atairos CEO Michael Angelakis to Join TriNet Board of Directors

NEW YORK and SAN LEANDRO, CA, December 22, 2016 –Atairos Group, Inc., an independent private company focused on supporting growth-oriented businesses, and TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, announced today that Atairos will acquire an approximate $440 million ownership stake in TriNet by purchasing approximately 17.7 million shares of TriNet common stock for $25.00 per share from funds affiliated with General Atlantic, a leading global growth investor. This represents the entire remaining stake held by General Atlantic, which first invested in TriNet over 11 years ago. The investment represents an approximately 26 percent ownership position in TriNet, bringing Atairos’ total ownership position to approximately 28 percent. No new shares will be issued by TriNet and TriNet will not receive any proceeds in connection with this transaction.

In connection with the investment, Atairos has entered into a stockholder agreement with TriNet, pursuant to which, among other things, Michael Angelakis, Chairman and Chief Executive Officer of Atairos, will join TriNet’s Board of Directors, increasing the total number of TriNet Directors to ten. Additional information may be found in the Form 8-K that will be filed with the U.S. Securities and Exchange Commission.

The transaction is expected to be completed in the first quarter of 2017, subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. David Hodgson, Managing Director of General Atlantic, will continue to serve on TriNet’s Board of Directors.

Michael Angelakis, Chairman and CEO of Atairos, said, “Atairos has used the TriNet platform for our own HR needs since we established our company -- and we have experienced firsthand the compelling value proposition that TriNet offers small and midsize businesses. Based on our experience and industry research, we invested in TriNet and also approached General Atlantic about acquiring their ownership position. We believe TriNet is uniquely positioned to capture emerging opportunities in the growing PEO market and beyond. We look forward to partnering with TriNet and working with our strategic relationships to help scale the business further and fuel TriNet’s next phase of growth.”

“We are pleased to welcome Atairos as a long-term investor and a strategic partner,” said Burton M. Goldfield, President and CEO of TriNet. “The Atairos investment underscores our continued success as a leading provider of full-service human resources solutions for small and midsize businesses. It is gratifying to have a client feel so strongly about TriNet that they have decided to make this significant financial commitment. We look forward to working together as we execute our vertical product strategy to drive revenue growth, profitability, and margin expansion.”

Mr. Goldfield continued, “We also welcome Michael Angelakis to our Board and look forward to benefitting from his insights and experience as a successful operator and entrepreneur. At the same time, we are very grateful for the integral role General Atlantic has played in TriNet’s success and are pleased that David Hodgson will remain on the Board and continue to provide valuable contributions to TriNet going forward.”

J.P. Morgan Securities LLC acted as financial adviser and Simpson Thacher & Bartlett LLP provided legal counsel to Atairos, Paul, Weiss, Rifkind, Wharton & Garrison LLP provided legal counsel to General Atlantic, and Davis Polk & Wardwell LLP provided legal counsel to TriNet.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion and timing of the transaction discussed in this release, the appointment of and continued service of individuals on TriNet’s Board of Directors, the potential for opportunities in the PEO market, expectations for TriNet’s growth and the anticipated strategic benefits associated with the new stockholder relationship. These statements are not guarantees and they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by these forward-looking statements.  Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include changes in general economic conditions and the economic conditions affecting specific industries and geographies. In addition, none of our forward-looking statements constitutes a forecast or prediction with regard to TriNet's future performance.  TriNet's future performance is inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including without limitation: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients' ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients' businesses and their employees; the continuing implementation of the Affordable Care Act, including its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet's results is included in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Commission on April 1, 2016 and November 3, 2016, respectively, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy or completeness of any of our forward-looking statements, and we do not assume any obligation, and do not intend, to update any of our forward-looking statements, whether as a result of new information or otherwise.

About TriNet

TriNet is a leading provider of comprehensive human resources solutions for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner, allowing our clients to focus on operating and growing their core businesses. Our HR solutions include services such as multi-state payroll processing and tax administration, employee benefits programs (including health insurance and retirement plans), workers' compensation insurance and claims management, federal, state and local labor, employment and benefit law compliance, risk mitigation, expense and time management, and other human capital consulting services, as well as our proprietary, cloud-based HR software systems. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

About Atairos

Atairos is an independent, private company focused on supporting growth-oriented businesses across a wide range of industries. Atairos provides a unique combination of active strategic partnership and patient long-term capital to high-potential companies and their management teams. Atairos was launched in 2016 with more than $4 billion in committed capital and has offices in New York and Bryn Mawr, PA. For more information, please visit www.atairos.com.

Contacts

TriNet

Investors

Alex Bauer

Investorrelations@TriNet.com

(510) 875-7201

Media

Jock Breitwieser

Jock.Breitwieser@TriNet.com

(510) 875-7250

Atairos

George Sard/Jared Levy/Ben Spicehandler

Sard Verbinnen & Co

Atairos-SVC@sardverb.com

(212) 687-8080